EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1 Amendment No. 1 of Mobiquity Technologies, Inc. of our report dated April 7, 2025, relating to our audit of the consolidated financial statements, which appears herein for the years ended December 31, 2024 and 2023. We have not reviewed or opined on any other financial information within the filing.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, LLC

Assurance Dimensions

Coral Springs, Florida

July 31, 2025